Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

DRC Medicine Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Pubco Common Stock, par value $0.0001 per share	(1)	Other	40,803,846	$10.63	$433,744,882.98	0.0001381	$59,900.17

Total Offering Amounts:							$433,744,882.98		59,900.17
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$59,900.17

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Offering Note(s)

(1)	The number of share of common stock, par value $0.0001 per share (“Pubco Common Stock”), of DRC Medicine Inc., a Delaware corporation with limited liability (“Pubco”) being registered is based upon the maximum number of shares of Pubco Common Stock issuable in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus and exchange offer prospectus. This number is based on (a) 33,250,000 shares of Pubco Common Stock to be issued as merger consideration upon the closing of the Business Combination (the “Closing”) to the security holders of DRC Medicine Ltd., a Japanese corporation (Kabushiki Kaisha) (“DRC”); (b) 1,750,000 shares of Pubco Common Stock to be issued to Geneva Capital PTE. LTD, a consultant to DRC; (c) 3,563,133 shares of Pubco Common Stock to be issued to pubic shareholders of Ribbon Acquisition Corporation, a Cayman Islands exempted company with limited liability (“Ribbon”), assuming no redemptions of Ribbon Class A ordinary shares at Closing; (d) 714,285 shares of Pubco Common Stock to be issued to public shareholders of Ribbon, assuming the exercise of Ribbon Public Rights, (e) 1,470,000 shares of Pubco Common Stock to be issued to the Ribbon Investment Company Ltd, the Sponsor of Ribbon, (f) 31,428 shares of Pubco Common Stock to be issued to the Sponsor of Ribbon, assuming the exercise of Ribbon Private Rights, and (g) 25,000 shares of Pubco Common Stock to be issued to A.G.P./Alliance Global Partners, the financial advisor to Ribbon.

In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.63, the average of the high ($10.63) and low ($10.63) prices of Ribbon’s ordinary shares as reported on the Nasdaq as of May 7, 2026.

Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended.